Exhibit 10.6

YETI HOLDINGS, INC.
2012 EQUITY AND PERFORMANCE INCENTIVE PLAN

1.                                      Purpose.  The purpose of the YETI Holdings, Inc. 2012 Equity and Performance Incentive Plan is to attract and retain directors, consultants, officers and other key employees for YETI Holdings, Inc., a Delaware corporation, and its Subsidiaries (as defined below) and to provide to such persons incentives and rewards for superior performance.

2.                                      Definitions.  As used in this Plan,

“Affiliate” of a Person means any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.

“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

“Change of Control” has the meaning provided in Section 8 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 7 of this Plan.

“Company” means YETI Holdings, Inc., a Delaware corporation.

“Date of Grant” means the date specified by the Board on which a grant of Option Rights shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established, when so determined by the Board, pursuant to this Plan for Participants who have received grants of Option Rights pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other corporations.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

“Market Value per Share” means, as of any particular date, the fair market value of the shares of Common Stock as determined by the Board.

“Non-Employee Director” means a director who is not an employee of the Company or any Subsidiary.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Board to receive Option Rights under this Plan and who is at the time an officer or other employee or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights or Restricted Shares.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.

“Plan” means this YETI Holdings, Inc. 2012 Equity and Performance Incentive Plan.

“Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

“Ten Percent Employee” means an employee of the Company or any of its Subsidiaries who owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3.                                      Shares Available Under this Plan.  (a) Subject to adjustment as provided in Section 3(b) and Section 7 of this Plan, the number of shares of Common Stock that may be issued or transferred upon the exercise of Option Rights shall not exceed in the aggregate 11,056 shares of Common Stock, plus any shares described in Section 3(b).  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)                                 Shares relating to options that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount shall again be available for issuance pursuant to Section 3(a).  Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

(c)                                  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 7 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 11,056 shares of Common Stock.

4.                                      Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock.  Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a)                                 Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(b)                                 Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(c)                                  Each grant shall specify an Option Price per share.  Except as otherwise determined by the Board, the Option Price of an Option Right may not be less than 100% of the Market Value per Share on the Date of Grant, except that with respect to (i) Incentive Stock Options issued to a Ten Percent Employee, the Option Price of such Incentive Stock Option may not be less than 110% of the Market Value per Share on the Date of Grant and (ii) Incentive Stock Options issued to all other Participants, the Option Price of such Incentive Stock Option may not be less than 100% of the Market Value per Share on the Date of Grant.

(d)                                 The Option Price shall be payable in (i) cash in the form of currency or check or by wire transfer as directed by the Company or (ii) such other form of consideration as is deemed acceptable by the Board.

(e)                                  Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

(f)                                   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(g)                                  Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change of Control.

(h)                                 Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(i)                                     The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee or may provide that such equivalents shall be credited against the Option Price.

(j)                                    No Option Right shall be exercisable more than 10 years from the Date of Grant (5 years with respect to Incentive Stock Options granted to a Ten Percent Employee).

(k)                                 Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

5.                                      Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights.

(a)                                 Each grant of Option Rights awarded pursuant to this Section 5 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board.  Each grant shall specify an Option Price per share, which shall not be less than 100% of the Market Value per Share on the Date of Grant.  Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.  Unless otherwise determined by the Board, such Option Rights shall be subject to the following additional terms and conditions:

(i)                                     Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii)                                  In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Options Rights of such holder may be exercised to the extent that they would be exercisable on the date that is ninety days after the date of such termination and shall expire ninety days after such termination, or on their stated expiration date, whichever occurs first.

(iii)                               In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within 1 year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

(iv)                              If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

(v)                                 Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the shares of Common Stock to be delivered.  Such payment shall be made in (i) cash in the form of currency or check or by wire transfer as directed by the Company or (ii) such other form of consideration as is deemed acceptable by the Board.

6.                                      Transferability.  (a)                                Except as otherwise determined by the Board or as set forth in the Stockholders Agreement entered into by and between the Company and certain of its stockholders, dated June 15, 2012 (as the same may be amended from time to time), no Option Right granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution.  Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b)                                 The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights shall be subject to further restrictions on transfer.

7.                                      Adjustments.  The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, in the Option Price applicable to any Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Board, in its discretion, may provide in substitution for any or all outstanding options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all options so replaced; provided, however, that if the Option Price is greater than the Market Value per Share as of the date of the consummation of a Change of Control, the Option shall immediately terminate upon such Change of Control.  The Board may also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7; provided, however, that any such adjustment to the number specified in Section 3(c) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

8.                                      Change of Control.  For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant made under the Plan, a “Change of Control” shall mean if at any time any of the following events shall have occurred:

(a)                                 The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of shares of Common Stock outstanding immediately prior to such transaction;

(b)                                 The Company sells or otherwise transfers all or substantially all of its assets to any other corporation (other than a Subsidiary) or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of shares of Common Stock outstanding immediately prior to such sale or transfer;

(c)                                  If Cortec Group Fund V, L.P. together with its Affiliates cease for any reason other than a public offering of the Company’s equity securities to own a majority of the combined voting power of the outstanding securities of the Company;

(d)                                 If, at any time after any public offering of any of the Company’s equity securities, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(e)                                  The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan unless such Change of Control constitutes a “change in control event” under Section 409A of the Code and the regulations thereunder.

9.                                      Fractional Shares.  The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan.  The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

10.                               Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

11.                               Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for options to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

12.                               Administration of this Plan.  (a)  This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Directors appointed by the Board.  A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee).  To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

(b)                                 The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive.  No member of the Board shall be liable for any such action or determination made in good faith.

13.                               Amendments, Etc.  (a)  The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law shall not be effective unless and until such approval has been obtained.  Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without stockholder approval.

(b)                                 The Board may, with the concurrence of the affected Participant, cancel any agreement evidencing Option Rights granted under this Plan.  In the event of such cancellation, the Board may authorize the granting of new Option Rights under this Plan (which may or may not cover the same number of shares of Common Stock that had been the subject of the prior option) in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights not been granted.

(c)                                  In case of termination of employment or, if the Participant is a Non-Employee Director, termination of service on the Board by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 6(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)                                 This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e)                                  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right.  Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

(f)                                   Any grant of Option Rights may require, as a condition to the exercise, grant or sale thereof, that the Participant agree to be bound by (i) any stockholders agreement among all or certain stockholders of the Company that may be in effect at the time of exercise, grant or sale or certain provisions of any such agreement that may be specified by the Company or (ii) any other agreement requested by the Company.

14.                               Termination.  No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.